Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Waystar Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
		Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.01 par value per share	Rule 457(c)	20,700,000	$44.70	$925,290,000.00	0.00015310	$141,661.90
Fees Previously Paid
		Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$925,290,000.00		$141,661.90
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$141,661.90

(1) Includes shares of our common stock subject to the underwriters’ option to purchase additional shares.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The maximum price per share and maximum aggregate offering price are based on the average of the $45.49 (high) and $43.90 (low) sale price of the registrant’s common stock as reported on The Nasdaq Global Select Market on February 14, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0- 11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date